Exhibit 4.3

                                      B-2

                               DEBENTURE WARRANT

NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

[INSERT SIDE LETTER LEGEND, IF APPLICABLE]

                          MIRAVANT MEDICAL TECHNOLOGIES

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

Dated:  August 28, 2003

     ________________________________________________________     to    purchase
____________ Shares of Common Stock, par value $.01 per Share, of MIRAVANT MEDICAL TECHNOLOGIES.

     MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Company"), hereby certifies that _________________________________________, its permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on August 28, 2003 and terminating August 28, 2008 (the "Termination Date") up to _____________ shares (each a "Share" and collectively the "Shares") of the Company's common stock, par value $.01 per Share (the "Common Stock"), at an exercise price of ONE DOLLAR ($1.00) per share (the "Exercise Price"). The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The Termination Date shall be extended by one (1) day for each day on which (i) the Company does not have a number of shares of Common Stock reserved for issuance upon exercise hereof at least equal to the number of Shares issuable upon exercise hereof [(excluding any period during which the Holder hereof has waived, pursuant to that certain Side Letter Agreement dated as of August 28, 2003 by and between the Company and the initial Holder of this Warrant (the "Side Letter Agreement"), the requirement that the Company have a sufficient number of shares of Common Stock reserved for issuance upon exercise hereof)] or (ii) the Shares are not registered for resale pursuant to the terms of the Registration Rights Agreement (as defined in Section 6 hereof) when such Shares are required to be so registered thereunder. This Warrant Certificate is being issued by the Company pursuant to that certain Unsecured Convertible Debenture and Warrant Purchase Agreement, dated as of August 28, 2003, by and among the Company and the other signatories thereto (the "Purchase Agreement"), and is subject to the terms and provisions thereof.

     1. Exercise of Warrants. Upon presentation and surrender of this Common Stock Purchase Warrant Certificate ("Warrant Certificate" or "Certificate"), accompanied by a completed Election to Purchase in the form attached hereto as Exhibit A (the "Election to Purchase") duly executed, at the principal office of the Company currently located at 336 Bollay Drive, Santa Barbara, California 93117, Attn: Chief Financial Officer (or such other office or agency of the Company within the United States as the Company may designate to the Holder), together with (a) a check payable to, or wire transfer to, the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased or (b) if the Holder is effectuating a Cashless Exercise (as defined in Section 9 hereof) pursuant to Section 9 hereof, written notice of an election to effect such a Cashless Exercise for the number of Shares specified in the Election to Purchase, the Company or the Company's Transfer Agent, as the case may be, shall as soon as practicable, but in any event within three (3) business days thereafter, deliver to the Holder hereof certificates for fully paid and non-assessable shares of Common Stock which in the aggregate represent the number of Shares being purchased. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. All or less than all of the Warrants represented by this Certificate may be exercised and, in case of the exercise of less than all, the Company shall, upon surrender hereof, at the Company's expense, deliver to the Holder a new Warrant Certificate or Certificates of like tenor and dated the date hereof entitling said Holder to purchase the number of Shares represented by this Certificate which have not been exercised.

2. Transfer, Exchange, Redemption and Replacement of Warrant.

     (a) Transfer. This Warrant Certificate and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant Certificate, together with a properly executed Form of Assignment in substantially the form attached as Exhibit B hereto, at the office or agency of the Company referred to in Section 2(e) below, provided, however, that any transfer or assignment shall be subject to the condition set forth in Section 8 of this Warrant Certificate and any additional transfer restrictions set forth in the Purchase Agreement [or the Side Letter Agreement]. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Upon the Company's receipt of a duly executed Form of Assignment, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant Certificate to the transferee to evidence that portion of these Warrants that has been so transferred or assigned, and, if less that all of the Warrants represented by this Warrant Certificate have been so transferred or assigned, the Company shall also issue a Warrant Certificate to the Holder to evidence that portion of these Warrants as shall not have been so transferred or assigned.

(b) Exchange. At any time prior to the exercise hereof, this Certificate may be exchanged upon presentation and surrender to the Company, alone or with other Certificates of like tenor of different denominations registered in the name of the same Holder, for another Certificate or Certificates of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the Certificate or Certificates surrendered.

(c) Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant Certificate of like tenor.

(d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant Certificate in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant Certificate shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes or other taxes imposed on the Holder based upon a measure of the Holder's income) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, delivery and performance of Warrant Certificates pursuant to this Section 2. The Company shall indemnify and reimburse the Holder for all losses and damages arising as a result of or related to any breach of the terms of this Warrant Certificate, including costs and expenses (including legal fees) incurred by such Holder in connection with the enforcement of its rights hereunder.

(e) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant Certificate or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant Certificate (the "Warrant Register"), in which the Company shall record the name and address of the person in whose name this Warrant Certificate has been issued, as well as the name and address of each transferee and each prior owner of this Warrant Certificate.

3. Rights and Obligations of Holders of this Certificate. The Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the Holder hereof upon exercise of some or all of the Warrants, the Holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Certificate, together with a duly executed Election to Purchase, was surrendered and payment of the aggregate Exercise Price was made (including pursuant to a Cashless Exercise), irrespective of the date of delivery of such Common Stock certificate.

4. Anti-Dilution Adjustments. The Exercise Price and the number of Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.

(a) Stock Splits, Stock Dividends, Etc. If, at any time and from time to time, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Exercise Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Exercise Price shall be proportionately increased. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4(a), the number of Shares issuable upon exercise of these Warrants at such Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of these Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(b) Distributions. If, at any time and from time to time, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder hereof shall be entitled, upon any exercise of these Warrants after the date of record for determining stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made), to receive the amount of such assets which would have been payable to the Holder with respect to the Shares issuable upon such exercise (without giving effect to the limitations contained in Section 8 hereof) had the Holder been the holder of such Shares on the record date for the determination of stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made).

(c) Purchase Rights. If, at any time and from time to time, the Company issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities ("Purchase Rights") pro rata to the record holders of the Common Stock, whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, then the Holder hereof shall be entitled, upon any exercise of these Warrants after the date of record for determining stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights are issued), to receive the aggregate number of Convertible Securities or Purchase Rights which the Holder would have received with respect to the Shares issuable upon such exercise (without giving effect to the limitations contained in Section 8 hereof) had the Holder been the holder of such Shares on the record date for the determination of stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights were issued). If the right to exercise or convert any such Convertible Securities or Purchase Rights would expire in accordance with their terms prior to the exercise of these Warrants, then the terms of such Convertible Securities or Purchase Rights shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the Holder receives such Convertible Securities or Purchase Rights pursuant to the exercise hereof.

(d) Corporate Change. If, at any time and from time to time, there shall be (i) any reclassification or change in the terms of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(ii) any consolidation or merger of the Company with any other entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any share exchange or other transaction pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "Corporate Change"), then the Holder hereof shall thereafter have the right to receive upon exercise, in lieu of the Shares otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of Shares which would have been issuable upon exercise had such Corporate Change not taken place (without giving effect to the limitations contained in Section 8 hereof), and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holder) shall be made with respect to the rights and interests of the Holder to the end that the economic value of these Warrants is in no way diminished by such Corporate Change. The Company shall not effect any Corporate Change unless (A) the Holder has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than five (5) days prior to the record date for the determination of stockholders entitled to vote with respect thereto, and (B) the resulting successor or acquiring entity (if not the Company) assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations of the Company under this Warrant Certificate.

(e) Other Action Affecting Shares or Exercise Price. If, at any time and from time to time, the Company takes any action affecting the Common Stock that would be covered by this Section 4, but for the manner in which such action is taken or structured, which would in any way diminish the value of these Warrants, then the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4 amounting to a more than one percent (1%) change in such Exercise Price, or any change to the number of Shares or other shares of stock, securities and/or other property issuable upon exercise hereof, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based.

(g) Notice of Certain Transactions.  In the event that the Company shall propose
(i) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (ii) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (iv) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to the Holder a notice of such proposed action or offer. Such notice shall be mailed to the Holder at its address as it appears in the Warrant Register (as defined in Section 2(e)), which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant Certificate and the Exercise Price after giving effect to any adjustment pursuant to Section 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (i) or (ii) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

(h) No Impairment of Holder's Rights. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

5. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

(a) Shares to be Fully Paid. All shares of Common Stock issuable upon exercise of these Warrants will, upon issuance in accordance with the terms of this Warrant Certificate, be duly and validly authorized and issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances.

(b) Reservation of Shares. [Subject to the terms of the Side Letter Agreement, the / The] Company shall at all times reserve and keep available for the sole purpose of issuance upon exercise of these Warrants, an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of these Warrants (without giving effect to the limitation set forth in Section 8 hereof).

(c) Listing. [Subject to the terms of the Side Letter Agreement, the / The] Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of these Warrants upon each national securities exchange or automated or electronic quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant Certificate) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant Certificate; and the Company shall so list on each national securities exchange or automated or electronic quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of these Warrants if and so long as any shares of the same class shall be listed on such national securities exchange or automated or electronic quotation system.

(d) Blue Sky Laws. The Company shall, on or before the date of issuance of any Shares pursuant hereto, take such actions as the Company shall reasonably determine are necessary to qualify the Shares for, or obtain exemption for the Shares from, sale to the Holder hereof upon the exercise of these Warrants under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Holder prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5(d), (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.

6. Registration Rights. The Holder is entitled to the benefit of such registration rights in respect of the Shares as are set forth in the Registration Rights Agreement dated as of the date hereof by and among the Company and, among others, the Holder, which was executed in connection with the Purchase Agreement (the "Registration Rights Agreement").

7. Fractional Shares. No fractional shares of Common Stock shall be issued upon the exercise of these Warrants. In lieu of issuance of a fractional share upon any exercise hereunder, the Company shall pay the cash value of that fractional share, calculated on the basis of the Market Price (as defined in Section 12 below) of a share of Common Stock on the date of exercise.

8. Additional Restrictions on Exercise or Transfer. In no event shall the Company have the right to cause a Mandatory Exercise of the Warrants evidenced by this Warrant Certificate pursuant to Section 11 below, and in no event shall the Holder hereof have the right to exercise any portion of the Warrants evidenced by this Warrant Certificate for shares of Common Stock or to dispose of any portion of the Warrants evidenced by this Warrant Certificate, in each case to the extent that such Mandatory Exercise or right to effect such exercise or disposition would result in the holder and its affiliates together beneficially owning more than 4.95% of the outstanding shares of Common Stock. For purposes of this Section 8, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this
Section 8 may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Holder hereof shall approve, in writing, such alteration, amendment, deletion or change.

9. Cashless Exercise. Subject to the Company's written approval (if required pursuant to this Section 9), the Warrants evidenced by this Warrant Certificate may be exercised by presentation and surrender of this Warrant Certificate to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). Notwithstanding the foregoing, in the event that, at the time of exercise, there is an effective registration statement under the Securities Act covering the resale of all of the shares of Common Stock then issuable upon exercise in full of this Warrant (which registration statement is not subject to any stop order or otherwise unavailable for use by the Holder hereof), the written approval of the Company shall be required to effect a Cashless Exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant Certificate for that number of shares of Common Stock determined by multiplying the number of Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then Market Price of the Common Stock on the date of immediately preceding the date of exercise and the Exercise Price, and the denominator of which shall be such Market Price of the Common Stock.

10. Company Default. If, at any time, the Holder hereof submits this Warrant Certificate, an Election to Purchase and payment to the Company of the Exercise Price for each of the Shares specified in the Election to Purchase (including pursuant to a Cashless Exercise), and the Company fails for any reason (other than the reasons contemplated by Section 8 hereof) to deliver, on or prior to the fourth (4th) business day following the date on which the Company is required to deliver the certificate(s) for the Shares so acquired, the number of Shares to which the holder is entitled upon such exercise (an "Exercise Default"), then the Company shall pay to the Holder payments ("Exercise Default Payments") for an Exercise Default in the amount of (i) (N/365), multiplied by
(ii) the amount by which the Market Price on the date the Election to Purchase giving rise to the Exercise Default is transmitted in accordance with Section 1 (the "Exercise Default Date") exceeds the Exercise Price in respect of such Shares, multiplied by (iii) the number of Shares the Company failed to so deliver in such Exercise Default, multiplied by (d) .24, where N equals the number of days from the Exercise Default Date to the date that the Company effects the full exercise of these Warrants which gave rise to the Exercise Default. The accrued Exercise Default Payment for each calendar month shall be paid in cash upon demand therefor by the Holder. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 5(b) hereof or to otherwise issue shares of Common Stock upon exercise of these Warrants in accordance with the terms hereof, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

11. Mandatory Exercise. In the event that (a) the Company's Board of Directors has reasonably determined in good faith that the Company requires additional capital funding which cannot be obtained on commercially reasonable terms from other sources, and the holders of a majority of the warrants issued pursuant to the Purchase Agreement that contain this Mandatory Exercise provision (including these Warrants) agree with such determination of the Company's Board of Directors, which agreement shall not be unreasonably withheld, (b) the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement shall have been declared effective by the Securities and Exchange Commission and shall remain effective with respect to the shares of Common Stock issuable upon exercise hereof, (c) all restrictions on exercise of the warrants held by certain holders set forth in [the Side Letter Agreement / that certain Side Letter Agreement dated as of August 28, 2003 by and between the Company and the initial holders of certain of the warrants issued pursuant to the Purchase Agreement] shall have lapsed, and (d) the Market Price of the Common Stock has been greater than Two Hundred Fifty Percent (250%) of the Exercise Price then in effect for at least twenty (20) consecutive trading days (the satisfaction of the criteria specified in clauses
(a), (b), (c) and (d) being referred to herein as a "Mandatory Exercise Trigger Event"), then the Company shall be entitled, subject to the terms of this
Section 11 and the limitations on exercise set forth in Section 8 above, to require the Holder to exercise all or any portion of the Warrants evidenced by this Warrant Certificate (a "Mandatory Exercise") by giving written notice to the Holder at least thirty (30) days prior to the date fixed for such Mandatory Exercise (which shall not be more than ninety (90) days after the Mandatory Exercise Trigger Event); provided, however, that in the event that the Company desires to cause a Mandatory Exercise of all or any portion of these Warrants, the Company shall be required to elect to cause a Mandatory Exercise of the same proportion of all other warrants issued pursuant to the Purchase Agreement that contain this Mandatory Exercise provision. Neither the occurrence of a Mandatory Exercise Trigger Event or an election by the Company to cause a Mandatory Exercise shall affect the right of the Holder hereof to exercise these Warrants prior to the date fixed for such Mandatory Exercise.

12. Definition of Market Price. For purposes of this Warrant Certificate, "Market Price" means, as of any date, the last sales price per share of Common Stock on the Nasdaq SmallCap Market or other principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company, "Bloomberg"), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Closing Sales Price cannot be calculated for the Common Stock as of either of such dates on any of the foregoing bases, the Market Price of the Common Stock on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

13. Merger or Consolidation. The Company shall not merge or consolidate with or into any other entity, or sell or otherwise transfer its property, assets and business substantially as an entirety to another person or entity, unless the entity resulting from such merger or consolidation (if not the Company), or such transferee person or entity, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant Certificate to be performed and observed by the Company.

14. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (i) on the fifth
(5th) business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (ii) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (iii) upon receipt of confirmation of transmission if sent by facsimile transmission; or (iv) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 14):

(a) If to the Company:

                           Miravant Medical Technologies
                           336 Bollay Drive
                           Santa Barbara, CA 93117

               Attention: Gary S. Kledzik, Chief Executive Officer

                           Facsimile:   (805) 685-7981
                           Telephone:  (805) 685-9880

(b) If to the Holder, to the address set forth under the Holder's name on the signature page to the Purchase Agreement executed by the Holder, or to any other address specified by the Holder in writing to the Maker.

Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with the original Warrant Certificate to be exercised and payment of the Exercise Price in a manner set forth in Section 1.

15. Governing Law: Jurisdiction. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Warrant Certificate and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by the first class mail in accordance with Section 14 shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect the Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Company irrevocably waives the right to trial by jury under applicable law.

16. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

17. Headings.  The headings of various sections of this Warrant Certificate have
been  inserted  for  reference   only  and  shall  not  affect  the  meaning  or
construction of any of the provisions hereof.

18. Severability. If any provision of this Warrant Certificate is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate, and the balance hereof shall be interpreted as if such provision were so excluded.

19. Modification and Waiver. Subject to the express provisions of Section 8 hereof, this Warrant Certificate and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

20. Specific Enforcement. The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Warrant Certificate were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant Certificate and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it may be entitled by law or equity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     [SIGNATURE PAGE TO WARRANT CERTIFICATE]

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                          MIRAVANT MEDICAL TECHNOLOGIES

                              By:_________________________________
                              Name: Gary S. Kledzik

                         Title: Chief Executive Officer

                                    Exhibit A

                                       to

                               Warrant Certificate

                              ELECTION TO PURCHASE

To Be Executed by the Holder
in Order to Exercise the Warrant Certificate

     The undersigned Holder hereby elects to exercise _______ of the Warrants represented by the attached Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for securities be issued in the name of:

                                    ==========================================
                                         (Please type or print name and address)

                                    ------------------------------------------
                 (Social Security or Tax Identification Number)

and delivered to:______________________________________________________________
                 (Please type or print name and address if different from above)

     If such number of Warrants being exercised hereby shall not be all the Warrants evidenced by the attached Warrant Certificate, a new Warrant Certificate for the balance of such Warrants shall be registered in the name of, and delivered to, the Holder at the address set forth below.

     In full payment of the purchase price with respect to the Warrants exercised, the undersigned hereby:

     |_| tenders payment of the Exercise Price in the amount of $__________ by check, money order or wire transfer payable in United States currency to the order of Miravant Medical Technologies.

     |_| elects to effect a Cashless Exercise (as defined in Section 9 of the Warrant Certificate) by surrendering the Warrant Certificate for an additional _________ shares of Common Stock.

                                            HOLDER:

                                        By:_____________________________________
                                                  Name:
                                                  Title:

                                                  Address:

Dated:___________________

                                    Exhibit B

                                       to

                               Warrant Certificate

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Common Stock of Miravant Medical Technologies, a Delaware corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Miravant Medical Technologies, a Delaware corporation, with full power of substitution of premises.

Dated:                                      By:________________________________
                                            Name:
                                            Title:
(signature  must  conform  to name of  holder  as  specified  on the face of the
Warrant)

                                            Address:      _____________________

         Signed in the presence of :



         Dated: